                                  EXHIBIT 23
                                  ----------

                      CONSENT OF INDEPENDENT ACCOUNTANTS






We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-18867) of Citizens Bancshares, Inc. of our report dated January 17, 1997 on the consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 1996, which report is incorporated by reference in this Form 10-K.


                                             /s/ CROWE, CHIZEK AND COMPANY LLP
                                             ---------------------------------
                                             Crowe, Chizek and Company LLP

Columbus, Ohio
March 12, 1997

                                   EXHIBIT 23
                                   ----------

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Citizens Bancshares, Inc.
Salineville, Ohio

We have audited the accompanying consolidated balance sheets of Citizens Bancshares, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1995 or 1994 financial statements of The Navarre Deposit Bank Company, which statements were included to reflect its merger into Citizens, accounted for as a pooling of interests as discussed in
Note 16. Such financial statements reflect total assets of $76,881,000 as of December 31, 1995 and net income of $713,000 and $716,000 for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for Navarre, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Citizens Bancshares, Inc. as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Corporation changed its method of accounting for impaired loans in 1995 to comply with the new accounting guidance.

                                            /s/ CROWE, CHIZEK AND COMPANY LLP
                                            -----------------------------------
                                            Crowe, Chizek and Company LLP

Columbus, Ohio
January 17, 1997

                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-18867) of Citizens Bancshares, Inc. of our report dated January 19, 1996 on the balance sheet of The Navarre Deposit Bank Company as of December 31, 1995, and the related statements of income, changes in shareholders' equity and cash flows for the two years ended December 31, 1995, which report is incorporated in this Form 10-K.


                                              /s/ ROBB, DIXON, FRANCIS, DAVIS
                                                  ONESON & COMPANY
                                              ----------------------------------
                                              ROBB, DIXON, FRANCIS, DAVIS
                                                    ONESON & COMPANY

Granville, Ohio
March 12, 1997

                                   EXHIBIT 23
                                   ----------

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
The Navarre Deposit Bank Co.
Navarre, Ohio

         We have audited the accompanying balance sheet of The Navarre Deposit Bank Co. as of December 31, 1995 and the related statements of income, changes in shareholder's equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Navarre Deposit Bank Co. as of December 31, 1995 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.


                                        /s/ ROBB, DIXON, FRANCIS, DAVIS,
                                            ONESON & COMPANY
                                        ---------------------------------------
                                                ROBB, DIXON
                                          FRANCIS, DAVIS, ONESON
                                                & COMPANY

Granville, Ohio
January 19, 1996